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                                                                 Exhibit 99(j)

                    [Letterhead of Goldman, Sachs & Co.]

PERSONAL AND CONFIDENTIAL


August 17, 1998


Board of Directors
Saks Holdings, Inc.
12 East 49th Street
New York, NY 10017

Re: Registration Statement (File No. 333-60123) of Proffitt's Inc.:


Gentlemen:

Reference is made to our opinion letter dated July 4, 1998 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Saks Holdings, Inc. (the "Company") of the exchange ratio of 0.82 of a share of Common Stock, par value $.10 per share, of Proffitt's, Inc. (the "Buyer") to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of July 4, 1998, among the Buyer, Fifth Merger Corporation, a wholly-owned subsidiary of the Buyer, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.


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Saks Holdings, Inc.
August 17, 1998
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In that regard, we hereby consent to the reference to the opinion of our Firm under the caption "Summary--The Merger--Opinions of Financial Advisors" and "The Merger--Opinions of the Saks Financial Advisors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)


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